EXHIBIT 10.4
July 27, 2011
VIA FACSIMILE AND FEDERAL EXPRESS
Cooper Creek Village, LLC
101 North Seventh Street
Louisville, KY 40202
Fax (502) 753-7503
Telephone No. : (502) 753-7500
Attn: Don Cook
Re:	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 24, 2011, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of June 30, 2011, and that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of July 8, 2011 (as so amended, the “Purchase Agreement”) between COOPER CREEK VILLAGE, LLC, a Kentucky limited liability company, as Seller (“Seller”) and STEADFAST ASSET HOLDINGS, INC., a California corporation, or its assigns, as Buyer (“Buyer”). Capitalized terms not defined in this letter shall have the respective meanings assigned to such terms in the Purchase Agreement.
Mr. Cook:
     In accordance with Section 5.2 of the Purchase Agreement, Buyer hereby notifies Seller in writing that Buyer is hereby exercising its Extension Option under Section 5.2 to extend the Initial Scheduled Closing Date one time for up to not later than August 30, 2011. The Extension Deposit will be deposited with Escrow Holder on July 29, 2011 as required by and subject to the terms and conditions, of the Purchase Agreement. Nothing in this letter shall be deemed to waive any rights of Buyer as otherwise set forth in the Purchase Agreement.

Very truly yours, STEADFAST ASSET HOLDINGS, INC.
By:	/s/ Ana Marie del Rio
	Name:	Ana Marie del Rio
	Title:	Secretary

cc:
Adams Law Group
Attn: Tad Adams
6004 Brownsboro Park blvd. suite A
Louisville, KY 40207
Fax (502) 895-1702
Telephone # (502) 895-8210

July 27, 2011

First American Title Insurance Company
5 First American Way
Santa Ana, California 92707
Attn: Jeanne Gould